Exhibit 99.2

First Quarter 2015

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	2 | P a g e

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended March 31,
	2015	2014
Revenues
Rental	$87,661	$88,028
Other property revenues	5,457	5,265
Other	313	219

Total revenues	93,431	93,512

Expenses
Property operating and maintenance (exclusive of items shown separately below)	40,123	40,596
Depreciation	21,257	21,767
General and administrative	5,014	4,128
Investment and development (1)	235	811
Other investment costs (1)	134	273
Other expenses (2)	-	907

Total expenses	66,763	68,482

Operating income	26,668	25,030

Interest income	81	12
Interest expense	(8,093)	(11,244)
Amortization of deferred financing costs	(449)	(645)
Net gains on condominium sales activities (3)	1,773	810
Equity in income of unconsolidated real estate entities, net	397	485
Other income (expense), net	(195)	(195)
Net loss on extinguishment of indebtedness (4)	(197)	-

Net income (5)	19,985	14,253
Noncontrolling interests - consolidated real estate entities	-	16
Noncontrolling interests - Operating Partnership	(42)	(33)

Net income available to the Company	19,943	14,236
Dividends to preferred shareholders	(922)	(922)

Net income available to common shareholders	$19,021	$13,314

Per common share data - Basic (6)
Net income available to common shareholders	$0.35	$0.25

Weighted average common shares outstanding - basic	54,448	54,175

Per common share data - Diluted (6)
Net income available to common shareholders	$0.35	$0.24

Weighted average common shares outstanding - diluted	54,465	54,291

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
Funds From Operations	2015	2014
Net income available to common shareholders	$19,021	$13,314
Noncontrolling interests - Operating Partnership	42	33
Depreciation on consolidated real estate assets, net (7)	20,911	21,489
Depreciation on real estate assets held in unconsolidated entities	300	293
Gain on sale of retail condominium	(1,773)	-

Funds from operations available to common shareholders and unitholders (A)	$38,501	$35,129

Funds from operations available to common shareholders and unitholders - core operations (B)	$38,501	$34,319
Funds from operations available to common shareholders and unitholders - condominiums	-	810

Funds from operations available to common shareholders and unitholders (A)	$38,501	$35,129

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$38,501	$35,129
Annually recurring capital expenditures	(2,268)	(2,421)
Periodically recurring capital expenditures	(698)	(2,521)
Non-cash straight-line adjustment for ground lease expenses	115	118
Net loss on early extinguishment of indebtedness	197	-

Adjusted funds from operations available to common shareholders and unitholders (8) (C)	$35,847	$30,305

Adjusted funds from operations available to common shareholders and unitholders - core operations (8) (D)	$35,847	$29,495
Adjusted funds from operations available to common shareholders and unitholders - condominiums (8)	-	810

Adjusted funds from operations available to common shareholders and unitholders (8) (C)	$35,847	$30,305

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.70	$0.64
Funds from operations per share or unit - core operations (B÷E)	$0.70	$0.63
Adjusted funds from operations per share or unit, as defined (8) (C÷E)	$0.66	$0.56
Adjusted funds from operations per share or unit - core operations (8) (D÷E)	$0.66	$0.54
Dividends declared	$0.40	$0.36
Weighted average shares outstanding (9)	54,584	54,403
Weighted average shares and units outstanding (9) (E)	54,705	54,538

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Real estate assets
Land	$317,077	$317,077
Building and improvements	2,326,433	2,323,626
Furniture, fixtures and equipment	307,339	304,534
Construction in progress	117,796	86,971
Land held for future investment	30,545	33,197

	3,099,190	3,065,405
Less: accumulated depreciation	(958,381)	(937,310)
Assets held for sale, net of accumulated depreciation of $207 at December 31, 2014	-	672

Total real estate assets	2,140,809	2,128,767
Investments in and advances to unconsolidated real estate entities	4,117	4,059
Cash and cash equivalents	126,081	140,512
Restricted cash	3,571	3,572
Deferred financing costs, net	8,409	5,117
Other assets	26,616	29,771

Total assets	$2,309,603	$2,311,798

Liabilities, redeemable common units and equity
Indebtedness	$891,705	$892,459
Accounts payable, accrued expenses and other	66,484	70,616
Investments in unconsolidated real estate entities	16,621	16,624
Dividends and distributions payable	21,886	21,852
Accrued interest payable	7,933	4,229
Security deposits and prepaid rents	14,356	12,972

Total liabilities	1,018,985	1,018,752

Redeemable common units	6,865	7,086

Commitments and contingencies
Equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,633 and 54,632 shares issued and 54,594 and 54,509 shares outstanding at March 31, 2015 and December 31, 2014, respectively	546	546
Additional paid-in-capital	1,116,567	1,114,851
Accumulated earnings	182,010	185,001
Accumulated other comprehensive income (loss)	(5,220)	(3,675)

	1,293,912	1,296,732
Less common stock in treasury, at cost, 122 and 207 shares at March 31, 2015 and December 31, 2014, respectively	(10,159)	(10,772)

Total equity	1,283,753	1,285,960

Total liabilities, redeemable common units and equity	$2,309,603	$2,311,798

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

Other expenses in 2014 include expenses of approximately $157 related to the upgrade of the Company’s operating and financial software systems and casualty losses of $750 related to extreme winter weather conditions in many of the Company’s markets and fire damage at one of the Company’s Atlanta, Georgia communities.

3)

In the three months ended March 31, 2015, the Company sold its remaining ground-floor retail space at its former condominium community in Austin, Texas and recognized a gain of $1,773. For the three months ended March 31, 2014, gains on condominium sales activities were $810, resulting from the sale of the final residential condominium unit at the Company’s former condominium community in Atlanta, Georgia.

4)

In January 2015, the Company refinanced its unsecured lines of credit and term loan facilities (see page 10). In connection with the refinancing, the Company recognized an extinguishment loss of $197 related to the write-off of a portion of unamortized deferred loan costs.

5)

In the three months ended March 31, 2014, the Company classified three communities, containing 645 units, as held for sale, including one community containing 308 units in Houston, Texas and two communities containing 337 units in New York, New York. The Company determined that these communities did not meet the criteria for discontinued operations reporting and, accordingly, were included in continuing operations. These communities were sold, and the Company recognized gains on sales, in the second and third quarters of 2014. The revenues, expenses and net income associated with these three communities for the three months ended March 31, 2014 were as follows:

Three months ended March 31, 2014
Revenues
Rental	$5,772
Other property revenues	99

Total revenues	5,871
Property operating and maintenance expenses	(3,098)

Net operating income	2,773
Other expenses
Depreciation	(1,239)
Interest	(1,337)
Amortization of deferred financing costs	(59)

Net income	$138

Net income, net of noncontrolling interest	$154

6)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of March 31, 2015, there were 54,715 Operating Partnership units outstanding, of which 54,594, or 99.8%, were owned by the Company.

7)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

8)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $206 and $128 for the three months ended March 31, 2015 and 2014, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

9)

Diluted weighted average shares and units include the impact of dilutive securities totaling 17 and 116 for the three months ended March 31, 2015 and 2014, respectively. Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 119 and 112 for the three months ended March 31, 2015 and 2014, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 24 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 18,780 apartment units which were fully stabilized as of January 1, 2014, are summarized in the table below.

	Three months ended March 31,
	2015	2014	% Change
Revenues:
Rental and other revenue	$80,139	$78,178	2.5%
Utility reimbursements	2,559	2,611	(2.0)%

Total rental and other revenues	82,698	80,789	2.4%

Property operating and maintenance expenses:
Personnel expenses	6,899	6,722	2.6%
Utility expense	4,164	4,330	(3.8)%
Real estate taxes and fees	13,784	12,821	7.5%
Insurance expenses	1,269	1,330	(4.6)%
Building and grounds repairs and maintenance (1)	3,989	3,758	6.1%
Ground lease expense	230	230	-
Other expenses	2,032	1,853	9.7%

Total property operating and maintenance expenses (excluding depreciation and amortization)	32,367	31,044	4.3%

Same store net operating income	$50,331	$49,745	1.2%

Same store net operating income margin	60.9%	61.6%	(0.7)%

Capital expenditures (2)
Annually recurring	$2,216	$2,262	(2.0)%
Periodically recurring	555	1,324	(58.1)%

Total capital expenditures (A)	$2,771	$3,586	(22.7)%

Total capital expenditures per unit (A ÷ 18,780 units)	$148	$191	(22.5)%

Average monthly rental rate per unit (3)	$1,439	$1,404	2.5%

Gross turnover (4)	44.8%	51.2%	(6.4)%

Net turnover (5)	40.2%	44.0%	(3.8)%

Percentage rent increase - new leases (6)	2.0%	2.1%	(0.1)%

Percentage rent increase - renewed leases (6)	5.0%	4.4%	0.6%

1)	Building and ground repairs and maintenance includes $134 and $0 for the three months ended March 31, 2015 and 2014, respectively, related to painting of communities.
2)

See Table 5 on page 25 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 21 and Table 3 on page 22 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of First Quarter 2015 to First Quarter 2014

(Increase (decrease) between periods)

	Three months ended
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.3%		5.5%		5.1%		0.0%
Dallas	2.9%		5.3%		1.0%		(0.1)%
Houston	0.2%		12.3%		(7.7)%		(4.7)%
Austin	(1.6)%		8.3%		(9.3)%		(2.3)%
Washington, D.C.	(1.2)%		1.6%		(2.7)%		(0.8)%
Tampa	2.7%		(4.3)%		6.8%		0.2%
Orlando	3.6%		3.2%		3.8%		1.4%
Charlotte	2.4%		9.4%		(0.8)%		(0.7)%

Total	2.4%		4.3%		1.2%		(0.4)%

1)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended March 31, 2015			Physical Occupancy at March 31, 2015 (2)	Avg. Rental Rate Per Unit Three Months Ended March 31, 2015 (3)
			Average Economic
			Occupancy (1)
			Three months ended
			March 31,
Market			2015	2014
Atlanta	5,065	26.5%	96.5%	96.5%	95.4%	$1,374
Dallas	4,725	20.4%	95.4%	95.5%	94.8%	1,263
Houston	653	3.2%	92.3%	97.0%	92.2%	1,515
Austin	935	4.4%	92.5%	94.8%	92.9%	1,569
Washington, D.C.	2,645	19.0%	91.8%	92.6%	93.8%	1,913
Tampa	2,111	12.4%	97.1%	96.9%	96.3%	1,439
Orlando	898	5.2%	97.2%	95.8%	96.4%	1,451
Charlotte	1,748	8.8%	94.3%	95.0%	93.4%	1,287

Total	18,780	100.0%	94.9%	95.3%	94.8%	$1,439

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.4% and 94.5% for the three ended March 31, 2015 and 2014, respectively. For the three months ended March 31, 2015 and 2014, net concessions were $258 and $462, respectively, and employee discounts were $159 and $160, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 21 and Table 3 on page 22 for further information.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of First Quarter of 2015 to Fourth Quarter of 2014

	Three months ended
	March 31, 2015	December 31, 2014	% Change
Revenues:
Rental and other revenue	$80,139	$80,132	0.0%
Utility reimbursements	2,559	2,634	(2.8)%

Total rental and other revenues	82,698	82,766	(0.1)%

Property operating and maintenance expenses:
Personnel expenses	6,899	6,560	5.2%
Utility expense	4,164	4,143	0.5%
Real estate taxes and fees	13,784	12,595	9.4%
Insurance expenses	1,269	1,195	6.2%
Building and grounds repairs and maintenance (1)	3,989	4,296	(7.1)%
Ground lease expense	230	230	0.0%
Other expenses	2,032	1,990	2.1%

Total property operating and maintenance expenses (excluding depreciation and amortization)	32,367	31,009	4.4%

Same store net operating income (2)	$50,331	$51,757	(2.8)%

Average economic occupancy	94.9%	95.8%	(0.9)%

Average monthly rental rate per unit	$1,439	$1,433	0.4%

1)	Building and grounds repairs and maintenance includes $134 and $152 for the three months ended March 31, 2015 and December 31, 2014, respectively, related to painting of communities.
2)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of First Quarter of 2015 to Fourth Quarter of 2014

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	0.6%		0.1%		0.9%		(0.5)%
Dallas	0.6%		1.4%		(0.0)%		(0.9)%
Houston	0.0%		13.7%		(8.8)%		0.0%
Austin	(1.8)%		7.2%		(8.9)%		(1.8)%
Washington, D.C.	(1.8)%		6.3%		(5.8)%		(1.4)%
Tampa	0.9%		11.5%		(3.9)%		0.0%
Orlando	0.4%		1.6%		(0.2)%		(0.8)%
Charlotte	(1.0)%		13.1%		(7.0)%		(1.7)%

Total	(0.1)%		4.4%		(2.8)%		(0.9)%

1)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

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DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at March 31, 2015 - Consolidated

		Percentage	Weighted Average
Type of Indebtedness	Balance	of Total Debt	Rate (1)
Unsecured fixed rate senior notes	$400,000	44.9%	3.9%
Unsecured bank term loan	300,000	33.6%	2.7%
Secured fixed rate notes	191,705	21.5%	6.0%

	$891,705	100.0%	3.9%

	Balance	Percentage of Total Debt	Weighted Average Maturity (2)
Total fixed rate debt	$891,705	100.0%	5.0
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$891,705	100.0%	5.0

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2015	$2,168		6.0%	$-	$-	-
2016	3,071		6.0%	-	-	-
2017	153,296		4.8%	85,723	21,431	5.6%
2018	3,502		6.0%	41,000	10,250	5.7%
2019	179,668	(3)	6.0%	51,000	17,850	3.5%
Thereafter	550,000	(4)	3.0%	-	-	-

	$891,705		3.9%	$177,723	$49,531	5.0%

Debt Statistics

	Three months ended March 31,
	2015	2014
Interest coverage ratio (5)(6)	5.9x	4.2x
Interest coverage ratio (including capitalized interest) (5)(6)	5.3x	3.9x

Fixed charge coverage ratio (5)(7)	5.3x	3.9x
Fixed charge coverage ratio (including capitalized interest) (5)(7)	4.8x	3.6x

Total debt to annualized income available for debt service ratio (8)	4.6x	5.8x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	29.7%	35.3%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (9)	31.0%	36.6%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2015 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of March 31, 2015, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)

Includes $0 outstanding on unsecured revolving lines of credit. In January 2015, the unsecured revolving lines of credit were refinanced and the maturity date was extended to January 2019 with a one-year extension option. At March 31, 2015, the Company’s lines of credit bear interest at LIBOR plus 1.05%.

4)

In January 2015, the unsecured bank term loan was refinanced and the maturity date was extended to January 2020. The blended effective interest rate, after considering the impact of interest rate swap arrangements that hedge this debt, was reduced from 3.24% to 2.69% through January 2018, the termination date of the interest rate swaps. Thereafter, the amended term loan bears interest at the stated rate of LIBOR plus 1.15%.

5)	Calculated for the three months ended March 31, 2015 and 2014.
6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 26.

7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 26.

8)	A computation of this ratio is included in Table 7 on page 26.
9)	A computation of these debt ratios is included in Table 6 on page 25.

Supplemental Financial Data	10 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s - Baa2 (stable)

Standard & Poor’s - BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of March 31, 2015

Consolidated Debt to Total Assets cannot exceed 60%	27%
Secured Debt to Total Assets cannot exceed 40%	6%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.3x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	5.9x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of March 31, 2015
Consolidated debt, per balance sheet (A)	$891,705

Total assets, as defined (B) (Table A)	$3,254,583

Computed ratio (A÷B)	27%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$191,705

Computed ratio (C÷B)	6%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$891,705
Total secured debt (C)	(191,705)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$3,041,331

Computed ratio (E÷D)	4.3x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$205,012

Annual Debt Service Charge, as defined (G) (Table B)	$34,788

Computed ratio (F÷G)	5.9x

Required minimum ratio	1.5x

Supplemental Financial Data	11 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of March 31, 2015
Total real estate assets	$2,140,809
Add:
Investments in and advances to unconsolidated real estate entities	4,117
Accumulated depreciation	958,381
Other tangible assets	151,276

Total assets for public debt covenant computations	3,254,583
Less:
Encumbered real estate assets	(209,135)
Investments in and advances to unconsolidated real estate entities	(4,117)

Total unencumbered assets for public debt covenant computations	$3,041,331

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Consolidated income available for debt service	Three months ended March 31, 2015
Net income	$19,985
Add:
Depreciation	21,257
Depreciation and amortization (company share) - unconsolidated entities	307
Amortization of deferred financing costs	449
Interest expense	8,093
Interest expense (company share) - unconsolidated entities	604
Other non-cash (income) expense, net	1,883
Income tax expense (benefit), net	251
Net loss on extinguishment of indebtedness	197
Less:
Gains on condominium sales activities, net	(1,773)

Consolidated income available for debt service	$51,253

Consolidated income available for debt service (annualized)	$205,012

Annual debt service charge
Consolidated interest expense	$8,093
Interest expense (company share) - unconsolidated entities	604

Debt service charge	$8,697

Debt service charge (annualized)	$34,788

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2015 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Supplemental Financial Data	12 | P a g e

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT AND

LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Estimated Average Unit Size Sq. Ft. (1)	Estimated Retail Sq. Ft. (1)	Estimated Total Cost (2)	Estimated Total Cost Per Sq. Ft. (3)	Costs Incurred as of 3/31/2015	Quarter of First Units Available	Estimated Quarter of Stabilized Occup. (4)	Percent Leased (5)
Under construction
The High Rise at Post Alexander™	Atlanta, GA	340	830	-	$75.5	$268	$61.0	2Q 2015	4Q 2016	N/A
Post Galleria™	Houston, TX	388	867	-	80.7	240	26.0	3Q 2016	4Q 2017	N/A
Post Parkside™ at Wade, II	Raleigh, NC	391	872	-	53.0	155	14.5	1Q 2016	2Q 2017	N/A
Post South Lamar™, II	Austin, TX	344	734	5,800	65.6	254	11.7	1Q 2017	2Q 2018	N/A
Post Millennium Midtown™	Atlanta, GA	356	864	-	90.6	295	4.6	1Q 2017	2Q 2018	N/A

Total		1,819		5,800	$365.4		$117.8

Communities stabilized (6)
Post 510™	Houston, TX	242	857	-	$34.4	$166	$34.4	1Q 2014	1Q 2015	95.9%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of May 1, 2015.
6)	This community reached stabilized occupancy in the first quarter 2015.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value at March 31, 2015 (in thousands)	Estimated Usable Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	3,420	9.7
Other land parcels	Atlanta, GA	2,787	10.2

Total Land Held for Future Investment		$30,545	30.9

ACQUISITION/DISPOSITION ACTIVITY

Property Name	Location	Quarter Acquired / Disposed	Units	Est. Avg. Unit Size Sq. Ft. (1)	Retail Sq. Ft.	Year Completed/ Renovated	Gross Price (thousands) (2)	Est. Total Price Per Sq. Ft. (3)	Cap Rate
Acquisitions
None
Dispositions
Post Rice Lofts™	Houston, TX	Q2 2014	308	904	44,734	1913 / 1998	$71,750	$222	5.3% (4)
Post Luminaria™ (5)	New York, NY	Q3 2014	138	721	9,386	2002	111,500	$1,024	3.1% (4)
Post Toscana™	New York, NY	Q3 2014	199	817	11,700	2003	158,500	$909	2.7% (4)

							$341,750

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).
5)	The Company owned 68% of Post Luminaria™.

Supplemental Financial Data	13 | P a g e

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2015 and 2014 is provided below.

	Three months ended March 31,
	2015	2014
New community development and acquisition activity (1)	$28,168	$14,913
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	1,633	1,286
Other community additions and improvements (3)	698	2,521
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,268	2,421
Corporate additions and improvements	206	128

	$32,973	$21,269

Other Data
Capitalized interest	$982	$846

Capitalized development and associated costs (5)	$1,135	$489

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	14 | P a g e

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of March 31, 2015						Three months ended March 31, 2015
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$56,623	$39,565	(2)	$7,778	$(4,786)	(1)	$746	$17
Post Crest® (1)	65,297	46,158	(2)	8,138	(7,300)	(1)	896	29
Post Lindbergh® (1)	63,156	41,000	(3)	12,523	(4,535)	(1)	787	14
Post Massachusetts Avenue™	73,474	51,000	(4)	4,222	4,117		1,704	337

Total	$258,550	$177,723		$32,661	$(12,504)		$4,133	$397	$222

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	15 | P a g e

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended March 31, 2015	Adjustments		As Adjusted (3)
Rental revenues	$87,661	$(280)	(2)	$87,381
Other property revenues	5,457	25	(2)	5,482

Total rental and other revenues (A)	93,118	(255)		92,863
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	40,123	(4,133)	(2)	35,990

Property net operating income (Table 1) (A-B)	$52,995	$3,878		$56,873

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,786)
Assumed property capital expenditure reserve
($300 per unit per year based on 20,212 units)				(1,516)

Adjusted property net operating income				$52,571

Annualized property net operating income (C)				$210,284

Apartment units represented (D)	23,350	(3,138)	(2)	20,212

Other Asset Data	As of March 31, 2015	Adjustments		As Adjusted
Cash & equivalents	$126,081	$-		$126,081
Real estate assets under construction, at cost (4)	117,796	34,378	(4)	152,174
Land held for future investment	30,545	-		30,545
Investments in and advances to unconsolidated real estate entities (5)	4,117	(4,117)	(5)	-
Restricted cash and other assets	30,187	-		30,187
Cash & other assets of unconsolidated apartment entities (6)	6,491	(4,658)	(6)	1,833

Total (E)	$315,217	$25,603		$340,820

Other Liability Data
Indebtedness	$891,705	$-		$891,705
Investments in unconsolidated real estate entities (5)	16,621	(16,621)	(5)	-
Other liabilities (including noncontrolling interests) (7)	110,659	(8,880)	(7)	101,779
Total liabilities of unconsolidated apartment entities (8)	181,805	(131,155)	(8)	50,650

Total (F)	$1,200,790	$(156,656)		$1,044,134

Other Data

	As of March 31, 2015
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,594
Common units outstanding	121

Total (H)	54,715	$56.93	$3,114,925

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,861,631

Implied Portfolio Capitalization Rate (C÷I)			5.4%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the first quarter ended March 31, 2015, for properties stabilized as of January 1, 2015, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of January 1, 2015, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Supplemental Financial Data	16 | P a g e

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2015, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up / development	$(981)	$(41)	$(496)	(2,061)
Company share of unconsolidated entities	1,950	126	789	(1,077)
Corporate property management expenses	-	-	(3,098)	-
Corporate apartments and other	(1,249)	(60)	(1,328)	-

	$(280)	$25	$(4,133)	(3,138)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended March 31, 2015:

	Rental and Other Revenues	Property Operating Maintenance Expenses (ex. Depr. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$23,085	$8,899	$14,186	25.0%	5,365
Dallas	18,314	8,067	10,247	18.0%	4,725
Houston	2,880	1,277	1,603	2.8%	653
Austin	4,290	2,066	2,224	3.9%	935
Washington, D.C.	15,888	5,685	10,203	17.9%	2,739
Tampa	10,664	3,705	6,959	12.2%	2,342
Orlando	5,868	2,104	3,764	6.6%	1,308
Charlotte	6,757	2,315	4,442	7.8%	1,748
Raleigh	1,187	476	711	1.3%	397
Commercial	3,930	1,396	2,534	4.5%	-

Total	$92,863	$35,990	$56,873	100.0%	20,212

Approximate commercial Sq. Ft.					689,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

Post 510™	$ 34,378
The High Rise at Post Alexander™	61,031
Post Parkside™ at Wade - Phase II	14,479
Post Galleria™	25,972
Post South Lamar™ - Phase II	11,743
Post Millennium Midtown™	4,571

$152,174

5)

The adjustments reflect reductions for investments in unconsolidated entities, as the net operating income of the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)

The “As of March 31, 2015” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The “As of March 31, 2015” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,880.

8)

The “As of March 31, 2015” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	17 | P a g e

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	18 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	19 | P a g e

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended
	March 31, 2015	March 31, 2014	December 31, 2014
Total same store NOI	$50,331	$49,745	$51,757
Property NOI from other operating segments	2,664	2,952	1,847

Consolidated property NOI	52,995	52,697	53,604

Add (subtract):
Interest income	81	12	41
Other revenues	313	219	316
Depreciation	(21,257)	(21,767)	(21,145)
Interest expense	(8,093)	(11,244)	(8,751)
Amortization of deferred financing costs	(449)	(645)	(429)
General and administrative	(5,014)	(4,128)	(5,020)
Investment and development	(235)	(811)	(206)
Other investment costs	(134)	(273)	(61)
Severance, impairment and other	-	(907)	(513)
Gains on condominium sales activities, net	1,773	810	683
Equity in income of unconsolidated real estate entities, net	397	485	380
Other income (expense), net	(195)	(195)	605
Net loss on extinguishment of indebtedness	(197)	-	-

Net income	$19,985	$14,253	$19,504

Supplemental Financial Data	20 | P a g e

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q1 ‘15 vs. Q1 ‘14 % Change	Q1 ‘15 vs. Q4 ‘14 % Change	Q1 ‘15 % Same Store NOI
	March 31, 2015	March 31, 2014	December 31, 2014
Rental and other revenues
Atlanta	$21,942	$20,846	$21,808	5.3%	0.6%
Dallas	18,314	17,805	18,204	2.9%	0.6%
Houston	2,880	2,873	2,880	0.2%	0.0%
Austin	4,290	4,358	4,369	(1.6)%	(1.8)%
Washington, D.C.	14,955	15,141	15,226	(1.2)%	(1.8)%
Tampa	9,501	9,251	9,416	2.7%	0.9%
Orlando	4,059	3,919	4,041	3.6%	0.4%
Charlotte	6,757	6,596	6,822	2.4%	(1.0)%

Total rental and other revenues	82,698	80,789	82,766	2.4%	(0.1)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,533	8,091	8,525	5.5%	0.1%
Dallas	8,067	7,664	7,956	5.3%	1.4%
Houston	1,277	1,137	1,123	12.3%	13.7%
Austin	2,066	1,907	1,927	8.3%	7.2%
Washington, D.C.	5,376	5,293	5,059	1.6%	6.3%
Tampa	3,268	3,416	2,930	(4.3)%	11.5%
Orlando	1,465	1,420	1,442	3.2%	1.6%
Charlotte	2,315	2,116	2,047	9.4%	13.1%

Total	32,367	31,044	31,009	4.3%	4.4%

Net operating income
Atlanta	13,409	12,755	13,283	5.1%	0.9%	26.6%
Dallas	10,247	10,141	10,248	1.0%	(0.0)%	20.4%
Houston	1,603	1,736	1,757	(7.7)%	(8.8)%	3.2%
Austin	2,224	2,451	2,442	(9.3)%	(8.9)%	4.4%
Washington, D.C.	9,579	9,848	10,167	(2.7)%	(5.8)%	19.0%
Tampa	6,233	5,835	6,486	6.8%	(3.9)%	12.4%
Orlando	2,594	2,499	2,599	3.8%	(0.2)%	5.2%
Charlotte	4,442	4,480	4,775	(0.8)%	(7.0)%	8.8%

Total same store NOI	$50,331	$49,745	$51,757	1.2%	(2.8)%	100.0%

Average rental rate per unit
Atlanta	$1,374	$1,301	$1,361	5.6%	0.9%
Dallas	1,263	1,232	1,254	2.5%	0.7%
Houston	1,515	1,444	1,506	4.9%	0.6%
Austin	1,569	1,571	1,574	(0.1)%	(0.3)%
Washington, D.C.	1,913	1,939	1,928	(1.3)%	(0.8)%
Tampa	1,439	1,402	1,432	2.6%	0.5%
Orlando	1,451	1,423	1,441	2.0%	0.7%
Charlotte	1,287	1,245	1,273	3.4%	1.1%
Total average rental rate per unit	1,439	1,404	1,433	2.5%	0.4%

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Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed/ Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2015 Avg. Monthly Rent		Q1 2015 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,797	$1.77	98.1%
Post Brookhaven®	1990-1992	735	933	1,231	1.32	96.7%
Post Chastain®	1990, 2008	558	866	1,335	1.54	95.7%
Post Collier Hills® (1)(2)	1997	396	948	1,209	1.27	96.5%
Post Gardens®	1998	397	1,039	1,351	1.30	95.9%
Post Glen® (2)	1997	314	1,076	1,394	1.30	96.8%
Post Lindbergh® (1)(2)	1998	396	909	1,259	1.38	96.5%
Post Peachtree Hills®	1992-1994, 2009	300	978	1,458	1.49	97.2%
Post StratfordTM	2000	250	1,000	1,427	1.43	94.3%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,245	1.20	97.4%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,324	1.32	95.7%

Midtown
Post ParksideTM	2000	188	886	1,632	1.84	97.8%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,162	1.12	98.7%
Post Riverside®	1998	522	1,059	1,607	1.52	96.6%
Post SpringTM	2000	452	977	1,089	1.12	96.7%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,117	1.32	94.9%
Post EastsideTM	2008	435	912	1,247	1.37	95.4%
Post Legacy	2000	384	810	1,121	1.38	96.1%
Post Sierra at Frisco Bridges™	2009	268	896	1,169	1.30	94.6%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,085	1.71	93.7%
Post Cole’s CornerTM	1998	186	800	1,220	1.52	92.6%
Post GalleryTM	1999	34	2,307	2,992	1.30	86.4%
Post HeightsTM	1998-1999, 2009	368	845	1,376	1.63	96.2%
Post Katy Trail™	2010	227	898	1,656	1.84	95.6%
Post MeridianTM	1991	133	780	1,416	1.82	96.1%
Post SquareTM	1996	216	856	1,402	1.64	94.7%
Post Uptown VillageTM	1995-2000	496	736	1,170	1.59	96.6%
Post VineyardTM	1996	116	733	1,193	1.63	99.5%
Post VintageTM	1993	160	750	1,264	1.69	97.6%
Post WorthingtonTM	1993, 2008	334	820	1,489	1.82	96.0%

Houston
Post 510™ (3)	2014	242	857	1,608	1.88	90.4%
Post Midtown Square®	1999-2000, 2013	653	783	1,515	1.93	92.3%

Supplemental Financial Data	22 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2015 Avg. Monthly Rent		Q1 2015 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Austin
Post Barton Creek™	1998	160	1,162	$1,808	$1.56	92.4%
Post Park Mesa™	1992	148	1,091	1,529	1.40	94.2%
Post South Lamar™	2012	298	853	1,589	1.86	91.3%
Post West Austin™	2009	329	889	1,452	1.63	93.0%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,710	1.74	94.4%
Post Park®	2010	396	975	1,640	1.68	93.9%
Virginia
Post Carlyle Square™	2006, 2013	549	890	2,345	2.63	87.2%
Post Corners at Trinity Centre (2)	1996	336	994	1,584	1.59	94.1%
Post Pentagon Row TM	2001	504	853	2,229	2.61	91.3%
Post Tysons Corner TM	1990	499	807	1,705	2.11	94.2%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,302	3.74	91.9%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,444	1.43	96.3%
Post Harbour PlaceTM	1999-2002	578	920	1,559	1.69	97.7%
Post Hyde Park® (2)	1996, 2008	467	1,011	1,499	1.48	97.9%
Post Rocky Point®	1996-1998	916	1,031	1,332	1.29	96.3%
Post Soho Square™	2014	231	880	1,640	1.86	98.9%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,487	1.47	97.9%
Post Lake® at Baldwin Park - Phase III	2013	410	960	1,525	1.59	95.1%
Post Lakeside™	2013	300	1,070	1,360	1.27	96.2%
Post ParksideTM	1999	248	867	1,512	1.74	97.6%
Charlotte
Post Ballantyne	2004	323	1,252	1,213	0.97	95.4%
Post Gateway PlaceTM	2000	436	804	1,160	1.44	93.6%
Post Park at Phillips Place®	1998	402	1,101	1,449	1.32	91.3%
Post South End™	2009	360	847	1,370	1.62	97.0%
Post Uptown PlaceTM	2000	227	800	1,222	1.53	95.5%
Raleigh
Post Parkside™ at Wade - Phase I	2013	397	875	1,062	1.21	92.6%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, these communities, or portions thereof, were in lease-up.

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Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Three months ended March 31, 2015
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$82,698	$32,367	$50,331	60.9%	39.1%
Newly stabilized communities	4,159	1,553	2,606	62.7%	37.3%
Lease-up communities	1,022	496	526	N/A	N/A
Other property segments:
Corporate apartments	1,309	1,213	96	7.3%	92.7%
Commercial	3,930	1,396	2,534	64.5%	35.5%
Corporate property management expenses (1)	—	3,098	(3,098)

	$93,118	$40,123

Consolidated property NOI (2)			$52,995

Third-party management fees			$222

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$3,098
Less: Third-party management fees	(222)

Net property management expenses	$2,876

Denominator:
Total rental and other property revenues	$93,118
Less: Corporate apartment revenues	(1,309)

Adjusted property revenues	$91,809

Net property management expenses as a percentage of adjusted property revenues	3.1%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 20 for a reconciliation of consolidated property NOI to GAAP net income.

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2015	2014
Annually recurring capital expenditures by operating segment
Same store communities	$2,216	$2,262
Newly stabilized communities	3	7
Lease-up communities	1	3
Held for sale and sold communities	—	88
Commercial and other segments	48	61

Total annually recurring capital expenditures	$2,268	$2,421

Periodically recurring capital expenditures by operating segment
Same store communities	$555	$1,324
Newly stabilized communities	—	1
Held for sale and sold communities	—	256
Commercial and other segments	143	940

Total periodically recurring capital expenditures	$698	$2,521

Total revenue generating capital expenditures	$1,633	$1,286

Increase in capital expenditure accruals	$(524)	$(335)

Total property capital expenditures per statements of cash flows	$4,075	$5,893

Table 6 - Computation of Debt Ratios

(In thousands)

	As of March 31,
	2015	2014

Total real estate assets per balance sheet	$2,140,809	$2,248,691
Plus:
Company share of real estate assets held in unconsolidated entities	57,404	57,389
Company share of accumulated depreciation - assets held in unconsolidated entities	14,581	13,022
Accumulated depreciation per balance sheet	958,381	875,069
Accumulated depreciation on assets held for sale	—	59,163

Total undepreciated real estate assets (A)	$3,171,175	$3,253,334

Total debt per balance sheet	$891,705	$1,097,709
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$941,236	$1,147,240

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	29.7%	35.3%

Total debt per balance sheet	$891,705	$1,097,709
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$984,628	$1,190,632

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	31.0%	36.6%

Supplemental Financial Data	25 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Three months ended March 31,
	2015	2014
Net income	$19,985	$14,253
Other non-cash (income) expense, net	1,883	1,214
Income tax expense (benefit), net	251	202
Gains on condominium sales activities, net	(1,773)	(810)
Net loss on extinguishment of indebtedness	197	—
Depreciation expense	21,257	21,767
Depreciation and amortization (company share) - unconsolidated entities	307	300
Interest expense	8,093	11,244
Interest expense (company share) - unconsolidated entities	604	604
Amortization of deferred financing costs	449	645

Income available for debt service (A)	$51,253	$49,419

Annualized income available for debt service (B)	$205,012	$197,676

Interest expense	$8,093	$11,244
Interest expense (company share) - unconsolidated entities	604	604

Adjusted interest expense (C)	8,697	11,848
Capitalized interest	982	846

Adjusted interest expense (including capitalized interest) (D)	$9,679	$12,694

Adjusted interest expense	$8,697	$11,848
Dividends to preferred shareholders	922	922

Fixed charges (E)	9,619	12,770
Capitalized interest	982	846

Fixed charges (including capitalized interest) (F)	$10,601	$13,616

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$941,236	$1,147,240

Interest coverage ratio (A÷C)	5.9x	4.2x

Interest coverage ratio (including capitalized interest) (A÷D)	5.3x	3.9x

Fixed charge coverage ratio (A÷E)	5.3x	3.9x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	4.8x	3.6x

Total debt to income available for debt service ratio (G÷B)	4.6x	5.8x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

March 31, 2015
Total Company shareholders’ equity per balance sheet	$1,283,753
Plus:
Accumulated depreciation, per balance sheet	958,381
Noncontrolling interest of common unitholders - Operating Partnership	6,865
Less:
Deferred financing costs, net, per balance sheet	(8,409)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$2,197,198

Total common shares and units (B)	54,715

Company undepreciated book value per share (A÷B)	$40.16

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